Exhibit 21

                           Subsidiaries of the Company
                           ---------------------------
Carematrix Of Massachusetts, Inc. (formerly CareMatrix Corporation)
Cmd Securities Corp. (Delaware Corporation)
Cmx Leasing Co. Carematrix Of Amber Lights, Inc.
Carematrix Of Amethyst Arbor, Inc.
Carematrix Of Emerald Springs, Inc.
Carematrix Of Desert Amethyst, Inc.
Carematrix Of The Inn At The Amethyst, Inc.
Carematrix Of Darien, Inc.
Carematrix Of Westfield Court, Inc
Carematrix Of Avon, Inc.
Carematrix Of Woodbridge, Inc.
Carematrix Of Milford, Inc.
Carematrix Of Hamden, Inc.
Carematrix Of Ridgefield (SNF), Inc.
Carematrix Of Orange, Inc.
Carematrix Of North Haven, Inc. [formerly known as CareMatrix of Cypress
 Station, Inc.]
Carematrix Of Jensen Beach, Inc.
Bailey Retirement Center, L.P.
Bailey Retirement Center Gp, Llc
Carematrix Of Lauderhill I, Inc.
Carematrix Of Palm Beach Gardens (Snf), Inc.
Carematrix Of Ari, Inc.
Ccc Of Maryland, Inc.
Ccc Of Maryland, L.P.
Ccc Of Maryland Gp, Llc
Carematrix Of Needham, Inc.
Stan/Oak Development Corp.
Carematrix Of Dedham, Inc.
Standish Lakes Region Villages, Inc.
Ama New Jersey Development, Inc.
Carematrix Of Princeton (Snf), Inc.
Carematrix Of Princeton (Alf), Inc.
Carematrix Of Edgewater, Inc.
Alandco Development Corporation
Westbury Home Operating Company, L.P.
Westbury Home Operating Company Gp, Llc
Island Manor Operating Company, L.P.
Island Manor Operating Company Gp, Llc.
The Island Community For Seniors Operating Company, Lp The Island Community For Seniors Operating Company Gp, Llc Shirlbart Real Estate Operating Company, L.P. Shirlbart Real Estate Operating Company Gp, Llc South Shore Associates, L.P. South Shore Associates Gp, Llc
Seniorland Company, Llc

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Seniorcare Group, Ltd.
Dominion Village At Williamsburg, L.P.
Dominion Village Of Williamsburg Gp, Llc
Dominion Village At Poquoson, L.P.
Dominion Village Of Poquoson Gp, Llc
Dominion Village At Chesapeake, L.P.
Dominion Village Of Chesapeake Gp, Llc
Bailey Retirement Center, Inc.
Carematrix Of Dominion Village At Chesapeake, Inc.
Carematrix Of Dominion Village At Poquoson, Inc.
Carematrix Of Dominion Village At Williamsburg, Inc.
Carematrix Of Park Ridge (Snf), Inc.
Careplex Of Homestead, Inc.
Careplex Of Miami Shores, Inc.
Carematrix Of Annapolis, Inc.
Careplex Of Cragganmore, Inc.
Lowry Village, Inc.
Carematrix Of Palm Beach, Inc.
Carematrix Of Lauderhill Ii, Inc.
Carematrix Of Ridgefield (Alf), Inc.
Carematrix Of Sahara Lakes, Inc.
Carematrix Of Clearfield, Inc.
Piedmont Villages, Inc.
Dominion Villages, Inc.
Carematrix Of Piedmont Village At Newton, Inc.
Carematrix Of Piedmont Village At Statesville, Inc.
Carematrix Of Piedmont Village At Yadkinville, Inc.
The Islandia Community For Seniors Operating Company, Llc